UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 10, 2013

Shutterfly, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)
001-33031 (Commission File Number)	94-3330068 (IRS Employer Identification No.)
2800 Bridge Parkway Redwood City, California (Address of Principal Executive Offices)	94065 (Zip Code)
(650) 610-5200 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On May 10, 2013, Shutterfly, Inc. (the “Company”) amended its existing credit agreement (the “Credit Agreement”), dated November 22, 2011, by and among the Company, the Lenders (as defined in the Credit Agreement) and JPMorgan Chase Bank, N.A., as administrative agent to, among other items, (a) permit the issuance of the convertible notes described below and the related note hedge and warrant transactions, (b) amend certain of the restrictive covenants set forth in the Credit Agreement to facilitate acquisitions, stock and debt repurchases and the settlement of the convertible notes and warrants, (c) increase the Leverage Ratio (as defined in the Credit Agreement) to be maintained by the Company to be at or below 3.50 to 1.00, and (d) add a covenant requiring that the Company not permit its Senior Secured Leverage Ratio (as defined in the Credit Agreement) to exceed 1.60 to 1.00.
Item 8.01.    Other Events.
On May 13, 2013, the Company issued a press release announcing its intention to offer $220,000,000 aggregate principal amount of convertible senior notes due 2018 in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit
Number        Description

1.01        Amendment No. 1 to Credit Agreement, dated as of May 10, 2013, by and among Shutterfly, Inc., the Lenders (as defined therein) and JPMorgan Chase Bank, N.A., as administrative agent.

99.1        Press release dated May 13, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SHUTTERFLY, INC.

Date: May 13, 2013
/s/ Brian M. Regan
Brian M. Regan
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number        Description

1.01        Amendment No. 1 to Credit Agreement, dated as of May 10, 2013, by and among Shutterfly, Inc., the Lenders (as defined therein) and JPMorgan Chase Bank, N.A., as administrative agent.

99.1        Press release dated May 13, 2013.